Exhibit 10.2

                     NEVADA GOLD EXPLORATION SOLUTIONS, LLC
                              101 BROWNSTONE DRIVE
                               RENO, NEVADA  89431
                               PHONE: 775-359-7722

                                February 24, 2005

Mr.  Jim  McKay
Battle  Mtn.  Gold  Exploration  Corporation
One  East  Liberty  Street,  Sixth  Floor,  Suite  9
Reno,  Nevada  89504

Subject:  Counter  Proposal  to  BMGX's  Counter  Proposal  of February 21, 2005

Dear  Jim:

With reference to your letter proposal of 21 February 2005, to modify the Operating Agreement of Pediment Gold, NGXS accepts the proposed modifications. If agreed to by BMGX, NGXS acknowledges that this Amendment will cure the default stipulated in the Letter of 02/11/05. The breach of contact stipulated in the letter of 02/17/05 will be cured by the return of $704,205.71 to the PGL account and dispersal of those funds as covered in point 5 below.

1. The Hot Pots and Fletcher Junction project areas become the sole site specific project obligations between BMGX and NGXS under Pediment Gold LLC as follows:

     a. Battle Mountain Gold Exploration Corp. (BMGX) is required, on an individual property basis, to spend $500,000 (reflects deduction for Field Examination Stage expenditures to date) on the technical evaluation of each property (assuming the project moves through the Discovery Drilling Stage) within 12 months of commencement of first drilling program to earn a 70% interest and become Operator, with NGXS being carried for a 30% interest, subject to permitting and drill rig availability;

     b. Land Acquisition Costs, together with all expenditures in 1a. above, will count towards BMGX's earn-in of and upon expenditure of Land Acquisition Costs BMGX will own an accelerated vested 50% interest in each property and;

     c.   Third  party  farm  out  budgets  will  count  towards  BMGX  earn-in;

     d. BMGX would have the option of spending an additional $750,000 on a per property basis to earn up to an 80% interest in that property. These funds are in addition to the $3,250,000 as defined by the OA and within 24 months of commencement of first drilling program on that property.

2.   Fletcher  Junction  Approved  Budget:
     a.   Complete  Land  Acquisition (~$90,000 spent to date) by
             Leasing Hilton  Trust  Land                                 $10,000
     b.   Submit  Permits  for  Drilling  on  BLM/USFS  Land,  ASAP
     c.   Drill  6,  vertical  to  angle  RC  holes  averaging
             600' TD for 3,600' @ $20.00/ft, ASAP,                     $  72,000
     d.   Contingency                                                  $  28,000
          -----------                                                  ---------
                                                                        $110,000

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3.   Hot  Pots  Project  Approved  Budget:
     a.   Complete Land Acquisition (~$30,000 spent to date)             $60,000
     b.   Initiate drilling on Tomera Private Land (no permits required)
          Drill  6,  vertical  to  angle  RC  holes  averaging
             600'  TD  for  3,600'  @  $20.00/ft,  ASAP,                 $72,000
     c.   Contingency                                                    $28,000
--------------------------------------------------------------------------------
                                                                        $160,000

4.   Funding  for  Phase  II  Reconnaissance  Sampling:

     a.   Reconnaissance  Sampling  to  be  started  ASAP  with
          results and property recommendations available by
          Jan. 1, 2006.                                                 $325,000
--------------------------------------------------------------------------------
                              Total  AFE  for  Board  Approval          $595,000

5. BMGX will control all funds, all PGL invoices and expenditures will be paid directly by BMGX according to the following Authority for Expenditure Procedure (AFE):

     a. BMGX opens a separate savings account to hold all current PGL funds ($704,205.71) plus future cash calls as required by the previously adopted contribution schedule (as adjusted by letter agreement of August 15, 2004) to assure funds are available for anticipated land acquisition and project expenditures as outlined by the OA. A failure to deposit funds or a transfer of funds for any purpose other than funding PGL activities will constitute a default and BMGX's willful and immediate termination of it's intent to continue funding PGL activities. Any funds transferred out will require the prior notification of all BMGX Board Members and NGXS and the signature approval of three BMGX Board Members.

     b. NGXS is responsible for submitting exploration plans and budgets to BMGX for Board approval.

     c. As the BMGX Board approves funds for expenditure, those funds will be transferred into the current joint PGL working checking account and work shall begin under the direction of NGXS as scheduled. Transfer of the entire approved amount is required to ensure program continuity, to secure volume discounts from suppliers, posting bonds to government agencies, potential escrow demands of contractors (i.e. geochemists, drilling companies, etc.) and drilling reclamation activities. Dispersal of funds from the PGL account will require the signature of one BMGX and one NGXS member. Upon signature approval of this option, $595,000 will remain in the PGL account, and the balance of the remaining funds will be deposited in the BMGX savings account as in a) above.

6. All sole site specific project areas generated by the NGXS reconnaissance water sampling program presented in the submitted Pediment Gold Exploration Program, Completion of Field Examination Stage Summary Report with Recommendations for Land Acquisition on Thirteen Pediment Gold Targets, dated January 11, 2005 as presented by the Target Summary Tabulation on page 8, remain available to BMGX for Land Acquisition within the context of the OA, so long as reconnaissance water sampling activities are being funded. After nine months from the submittal date of the report, NGXS has the right to acquire land on any of the identified properties, not acted upon by BMGX. This right includes the right to negotiate and enter into agreements with third parties outside of the OA. Any property acquired or so acted upon by NGXS becomes the sole property of NGXS with no interest of any kind being retained by BMGX or PGL.

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7.   For  future  Field  Examination  Stage Summary Reports and recommendations,
     BMGX has ten (10) days to act upon those recommendations for specific property advancements within the context of the OA. After nine months from the submittal date of the report, NGXS has the right to acquire land on any of the identified properties, not acted upon by BMGX. This right includes the right to negotiate and enter into agreements with third parties outside of the OA. Any property acquired or so acted upon by NGXS becomes the sole property of NGXS with no interest of any kind being retained by BMGX or PGL.

8. Jim McKay's remuneration and BMGX's infrastructure costs in Reno will be charged to Pediment Gold LLC, but will not count toward earn-in calculations.

9. To simplify accounting NGXS will forgo the 3% Management Fee (OA, Exhibit G, pg 102) and all PGL related activities conducted by KNT and WAH will be billed directly to the PGL working account at a flat rate of $8,000/month per man plus actual expenses.

10. Excepting the proposed changes herein, The Members and Operating Agreements continues on for all other terms and conditions. Any reasonable legal costs incurred by either party associated with either reviewing this proposal and/or modifying either the Members and OA will be borne solely by BMGX.

Sincerely,

/s/ James E. McKay
------------------------------------
James  E.  McKay
President
Battle  Mountain  Gold  Exploration  Corp.

Agreed  to  this  24th day  of  February,  2005


Nevada  Gold  Exploration  Solutions,  LLC

/s/ Kenneth N. Tullar
------------------------------------
Kenneth  N.  Tullar
President

Cc:     Wade  Hodges
        Paul  Taufen
        Mark  Kucher
        Brian  Labadie
        Tony  Crews

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